Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2024 (except Note 2.28, as to which the date is March 27, 2025, and Note 3, as to which the date is November 18, 2025) in the Registration Statement Form F-3, with respect to the consolidated financial statements of Cango Inc., for the year ended December 31, 2024, filed with the Securities and Exchange Commission..

/s/ Ernst & Young Hua Ming LLP

Shanghai, The People’s Republic of China

December 17, 2025